UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 4, 2006
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 4, 2006, A. Schulman, Inc. (the “Company”) entered into an employment agreement (the “DeSantis Agreement”) with Paul F. DeSantis. A copy of the DeSantis Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference, and the following summary of the DeSantis Agreement is qualified entirely by reference to the text of the DeSantis Agreement.
     Mr. DeSantis’s employment with the Company will begin on January 23, 2006 as Vice President – Finance, and he will be appointed as the Company’s Chief Financial Officer and Treasurer on or about April 17, 2006. The term of the DeSantis Agreement commences January 23, 2006 and ends on January 31, 2009; provided, however, that at the end of February 2006 and at the end of each calendar month thereafter up to and including the end of the calendar month in which Mr. DeSantis’s 62nd birthday occurs, the DeSantis Agreement will automatically be extended for one month unless either party gives notice to the other of the non-extension of the DeSantis Agreement.
     The beginning annual base salary for Mr. DeSantis (which may not be decreased except as a result of disability) will be $275,000 and may be increased, from time to time, by the Company’s Board of Directors. In addition to the base salary, Mr. DeSantis is also eligible to participate in the Company’s executive officer cash bonus program at a target amount equal, initially, to 50 percent of his base salary. The Compensation Committee has not at this time finalized the criteria that will be used to determine executive officer cash bonuses for fiscal 2006. Upon commencement of his employment on January 23, 2006, Mr. DeSantis will receive a cash bonus of $120,000 as well as 60,000 nonqualified stock options which will vest in equal increments over the next three years.
     The Company has also agreed to reimburse Mr. DeSantis for expenses he incurs in connection with his relocation to the Akron, Ohio area as well as for any temporary housing expenses he incurs through May 31, 2006 so that he is able to work at the Company’s corporate headquarters during that time.
     Under the DeSantis Agreement, Mr. DeSantis is also entitled to participate in employee compensation and benefit plans available generally to executives of the Company (including, without limitation, any tax-qualified profit sharing plan, nonqualified profit sharing plan, life insurance plan and health insurance plan) on a level appropriate to his position and shall receive the employee fringe benefits available generally to executives of the Company (including, without limitation, the use of a company car, cellular telephone/pager, laptop computer and printer).
     If, after a Change in Control, Mr. DeSantis is either terminated by the Company without Cause or if he terminates his employment for Good Reason during the Change-in-Control-Protective-Period (with each defined term having the meaning set forth in the DeSantis Agreement) then, in lieu of any further salary payments or severance benefits, Mr. DeSantis shall be entitled to receive in cash a lump sum payment equal to 3 times the sum of his annual base salary and bonus. In addition, the Company shall arrange to provide Mr. DeSantis for 36 months with life, disability, accident and health insurance benefits substantially similar to those which he received immediately prior to the date of any such termination.

     On January 5, 2006, the Board of Directors approved a preliminary agreement (the “Stefanko Agreement”) with Robert A. Stefanko, the Chairman of the Board of Directors, Vice President – Chief Financial Officer and member of the Board of Directors of the Company, in connection with his decision to retire effective April 17, 2006. Under the terms of the Stefanko Agreement, Mr. Stefanko has agreed to remain as an employee of the Company through October 31, 2006 to ensure a successful transition to the new Chief Financial Officer. Mr. Stefanko will continue to receive compensation pursuant to his employment agreement through October 31, 2006 at which time he will be entitled to receive a cash payment of approximately $914,000. It is anticipated that the Stefanko Agreement will be reduced to writing, which written agreement may contain additional terms and conditions, on or before April 17, 2006.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Robert A. Stefanko, the Chairman of the Board of Directors, Vice President – Chief Financial Officer and member of the Board of Directors of A. Schulman, Inc. (the “Company”) has decided to retire. Mr. Stefanko will retire as Chairman, Vice President – Chief Financial Officer and as a member of the Company’s Board of Directors effective April 17, 2006 but will remain as an employee of the Company through October 31, 2006.
     Terry L. Haines, the current President and Chief Executive Officer of the Company, will be appointed Chairman of the Board of Directors on April 17, 2006. Willard R. Holland will continue to serve as the Lead Independent Director.
     The Company has hired Paul F. DeSantis to serve as the Company’s Vice President – Finance beginning January 23, 2006 until April 17, 2006. Mr. DeSantis will begin serving as Vice President – Chief Financial Officer and Treasurer on April 17, 2006, the effective date of Mr. Stefanko’s retirement. A brief description of the employment agreement with Mr. DeSantis is set forth in response to Item 1.01 above and a copy of such agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference. Mr. DeSantis previously was with The Scotts Miracle-Gro Company where he served as Vice President and Corporate Treasurer since 2003. Mr. DeSantis joined The Scotts Miracle-Gro Company in 1997. Prior to his role as Corporate Treasurer, he served as Vice President of Finance, Scotts North American Sales. He was also Vice President and Business Unit CFO for Scotts International in France. Before joining Scotts, he held multiple corporate and operating finance positions at the Kellogg Company and was a financial analyst for General Motors Acceptance Corporation. He has an MBA in finance from the University of Michigan and an undergraduate degree in marketing and international business from Georgetown University in Washington, D.C.
     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 5, 2006.

99.2	Employment Agreement by and between A. Schulman, Inc. and Paul F. DeSantis.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

	By:	/s/ Robert A. Stefanko

Robert A. Stefanko
Vice President — Finance and
Administration

Date: January 6, 2006

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